Exhibit 99.1

Multimedia Games, Inc. For more information contact: Anthony Sanfilippo President and CEO Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

DRAFT V.FINAL

GINNY SHANKS NAMED CHIEF MARKETING OFFICER OF MULTIMEDIA GAMES

Former Harrah’s Executive Joins Gaming Technology Developer and Distributor

AUSTIN, Texas, July 28, 2008–Multimedia Games Inc. (NASDAQ: MGAM) (“Multimedia”) today announced the appointment of Ginny Shanks, 47, as Chief Marketing Officer.

Ms. Shanks brings to Multimedia Games more than 25 years of marketing experience in gaming entertainment, most recently as Senior Vice President of Brand Management for Harrah’s Entertainment, Inc., the world’s largest casino company and provider of branded casino entertainment.

“Ginny’s insight and keen understanding of the casino gaming experience will prove to be invaluable to our company as we develop and distribute relevant and robust products to present and future customers,” said Anthony Sanfilippo, Multimedia’s President and CEO.

During her time with Harrah’s Entertainment, Ms. Shanks was responsible for maximizing the value of the company’s key strategic brands – Caesars, Harrah’s, and Horseshoe casinos; the Total Rewards player loyalty program; and the World Series of Poker. In addition to setting overall corporate brand strategy, Ms. Shanks oversaw sports and entertainment marketing, strategic alliances, consumer insights, public relations, and nationwide casino promotions.

“Multimedia Games is a company with tremendous opportunities,” Ms. Shanks said. “It is my goal to continue to provide the highest level of products and service to our current customers while developing innovative strategies and building new relationships that will be the foundation for our long-term success.”

With the addition of Ms. Shanks, Multimedia Games continues to add significant and successful casino management expertise to its senior management team.

“Ginny has a well-deserved reputation as an innovative marketing leader,” said Sanfilippo, who also joined Multimedia after a highly successful career in the gaming industry. “Throughout her career, she has developed mutually beneficial relationships with both customers and business partners alike.”

Ms. Shanks has been granted stock options of 250,000 shares and is tying the majority of her compensation to the future success of the company.

About Multimedia Games

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The words “will,” “expect,” “believe” and similar words and phrases as they relate to Multimedia and its products and markets are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risk that new management may have difficulty identifying or executing strategies to improve our operating results. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the

“Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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